                      [LETTERHEAD OF ARTHUR ANDERSEN LLP]

                                                    Arthur Andersen LLP
                                                    Suite 400
                                                    2301 McGee Street
                                                    Kansas City, MO  64108-2604
                                                    Tel 816 802 5200
                                                    www.andersen.com

May 16, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sir/Madam:

We have read Item 4 in the Form 8-K dated May 14, 2002, of PSF Group Holdings, Inc.
to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP